Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216

Friday, April 11, 2014

WELLS FARGO REPORTS RECORD QUARTERLY NET INCOME

Q1 Net Income of $5.9 Billion, Up 14 Percent YoY; EPS of $1.05

•	Continued strong financial results:

o	Net income of $5.9 billion, up 14 percent from first quarter 2013

o	Diluted earnings per share (EPS) of $1.05, up 14 percent

o	Revenue of $20.6 billion, compared with $21.3 billion

o	Noninterest expense of $11.9 billion, down $452 million

o	Efficiency ratio of 57.9 percent, improved by 40 basis points

o	Return on assets (ROA) of 1.57 percent, up 8 basis points[1]

o	Return on equity (ROE) of 14.35 percent, up 76 basis points

•	Strong loan and deposit growth:

o	Total average loans of $823.8 billion, up $27.1 billion, or 3 percent from first quarter 2013[1]

¡	Quarter-end loans of $826.4 billion, up $28.1 billion, or 4 percent[1]

¡	Quarter-end core loans of $748.4 billion, up $41.0 billion, or 6 percent[1,2]

o	Total average core deposits of $973.8 billion, up $47.9 billion, or 5 percent

¡	Quarter-end core deposits of $994.2 billion, up $54.3 billion, or 6 percent

•	Continued improvement in credit quality:

o	Net charge-offs of $825 million, down $594 million from first quarter 2013

¡	Net charge-off rate of 0.41 percent (annualized), down from 0.72 percent

o	Nonperforming assets down $4.1 billion, or 18 percent

o	$500 million reserve release[3] due to continued strong credit performance and improved economic conditions

•	Strengthened capital levels[4]:

o	Common Equity Tier 1 ratio under Basel III (General Approach) of 11.36 percent at March 31, 2014

o	Common Equity Tier 1 ratio under Basel III (Advanced Approach, fully phased-in) of 10.04 percent

o	Received a non-objection to 2014 Capital Plan under the Comprehensive Capital Analysis and Review (CCAR), which included a proposed dividend rate of $0.35 per share for second quarter 2014, subject to Board approval, up from $0.30 per share in the first quarter. The 2014 Capital Plan also included an increase in common stock repurchase activity compared with actual repurchases in 2013.

o	In the first quarter, the Board approved an additional 350 million shares in the Company’s authority to repurchase its common stock.

1 Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

2 See table on page 4 for more information on core and non-strategic/liquidating loan portfolios.

3 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

4 See tables on page 36 for more information on Common Equity Tier 1. Common Equity Tier 1 (Advanced Approach, fully phased-in) is estimated based on final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

Selected Financial Information

		Quarter ended

	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013

Earnings
Diluted earnings per common share	$1.05	1.00	0.92
Wells Fargo net income (in billions)	5.89	5.61	5.17
Return on assets (ROA) (1)	1.57%	1.48	1.49
Return on equity (ROE)	14.35	13.81	13.59

Asset Quality
Net charge-offs (annualized) as a % of avg. total loans	0.41	0.47	0.72
Allowance for credit losses as a % of total loans (1)	1.74	1.82	2.15
Allowance for credit losses as a % of annualized net charge-offs	431	392	299

Other
Revenue (in billions)	$20.6	20.7	21.3
Efficiency ratio	57.9%	58.5	58.3
Average loans (in billions) (1)	$823.8	813.3	796.7
Average core deposits (in billions)	973.8	965.8	925.9
Net interest margin (1)	3.20%	3.27	3.49

(1)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record net income of $5.9 billion, or $1.05 per diluted common share, for first quarter 2014, up from $5.2 billion, or $0.92 per share, for first quarter 2013, and up from $5.6 billion, or $1.00 per share, for fourth quarter 2013.

“Our solid first quarter results again demonstrated the ability of our diversified business model to perform for shareholders,” said Chairman and CEO John Stumpf. “Our 265,000 team members remained focused on achieving our vision of serving the financial needs of our customers as we grew loans, deposits and increased cross-sell. First quarter 2014 earnings were another record for our Company and capital levels continued to strengthen. Returning more capital to our shareholders has remained a priority for Wells Fargo and we were pleased to have received a non-objection to our 2014 CCAR submission, which included a proposed 17 percent common stock dividend increase to $0.35 per share in the second quarter of this year and higher planned share repurchases compared with 2013 repurchase activity. As we move forward in 2014, I am optimistic about the opportunities ahead and believe that we are well positioned for growth.”

Chief Financial Officer Tim Sloan said, “We are very pleased with Wells Fargo’s performance in the first quarter, particularly in some of the fundamental drivers of long term growth: loans, deposits, investments, capital and credit quality. Revenue remained relatively stable despite the impact of fewer days in the quarter, reflecting contributions from our diversified sources of fee revenue. In addition, we generated revenue more efficiently as we reduced expenses year-over-year and compared with fourth quarter of last year. Income tax expense in the first quarter was $227 million lower than the prior quarter, driven by a $423 million tax benefit recognized in the first quarter.”

Revenue

Revenue was $20.6 billion, compared with $20.7 billion in fourth quarter 2013, as higher noninterest income was more than offset by the expected decline in net interest income due to two fewer days in the quarter. Several businesses generated linked-quarter growth, including retirement services, equipment finance, wealth management, asset-backed finance, merchant services, personal lines and loans, and retail sales finance.

Net Interest Income

Net interest income in first quarter 2014 declined $188 million on a linked-quarter basis to $10.6 billion primarily due to two fewer days compared with fourth quarter 2013. In addition, interest income from mortgages held for sale and variable sources, including purchased credit-impaired (PCI) loan resolutions and loan fees included in interest income, also declined linked quarter. These impacts were partially offset by the benefits of growth in commercial and consumer loans and lower funding costs.

Net interest margin was 3.20 percent, down 7 basis points from the fourth quarter of 20131. Approximately 4 basis points of the decline was due to lower income from variable sources. Two basis points of the decrease was from customer driven deposit growth and 1 basis point from actions taken to meet regulatory expectations for liquidity. Both of these items had minimal impact to net interest income but were dilutive to net interest margin. The net impact of balance sheet repricing and growth was neutral in the first quarter, as it was in fourth quarter 2013.

Noninterest Income

Noninterest income in the first quarter was $10.0 billion, up from $9.9 billion in the prior quarter. Growth was driven by increases in market sensitive revenues5, in particular equity gains, mortgage servicing income and brokerage advisory fees. These increases were offset by a decline in mortgage gain on sale revenues, as well as lower investment banking and commercial real estate brokerage commission revenue, which were down from strong fourth quarter 2013 levels, and seasonal declines in card fees and deposit service charges.

Mortgage banking noninterest income was $1.5 billion, down $60 million from fourth quarter 2013. During the first quarter, residential mortgage originations were $36 billion, down from $50 billion in fourth quarter 2013 while the gain on sale margin was 1.61 percent, compared with 1.77 percent in the fourth quarter. Net mortgage servicing rights (MSRs) results were $407 million, compared with $266 million in fourth quarter 2013.

5 Consists of net gains from trading activities, debt securities and equity investments.

The Company had net unrealized securities gains of $6.2 billion at March 31, 2014, up from $3.8 billion at December 31, 2013, primarily driven by a decline in interest rates in the quarter.

Noninterest Expense

Noninterest expense declined $137 million from the prior quarter to $11.9 billion, as seasonally higher incentive compensation and employee benefits were more than offset by lower outside professional services, salaries and equipment. The efficiency ratio was 57.9 percent in first quarter 2014, an improvement from 58.5 percent in fourth quarter 2013. The Company expects to operate within its targeted efficiency ratio range of 55 to 59 percent in second quarter 2014.

Income Taxes

The Company’s effective income tax rate was 27.9 percent for first quarter 2014, compared with 30.9 percent in the prior quarter. The tax rate for the first quarter included a net $423 million discrete tax benefit primarily from a reduction in the reserve for uncertain tax positions due to the resolution of prior period matters with state taxing authorities. Absent additional discrete tax benefits emerging during the remainder of 2014, the Company expects its effective income tax rate for the full year 2014 to be higher than the effective income tax rate for first quarter 2014.

Loans

Total loans were $826.4 billion at March 31, 2014, up $4.2 billion1 from December 31, 2013, as growth in commercial and industrial, commercial real estate, auto and 1-4 family first mortgage more than offset the decline in junior lien mortgages and a seasonal decline in credit card loans. Core loan growth was $7.0 billion1, as non-strategic/liquidating portfolios declined $2.9 billion in the quarter. Total average loans were $823.8 billion, up $10.5 billion1 from the prior quarter, driven by growth in the core mortgage portfolio, commercial banking, corporate banking, commercial real estate and auto.

	March 31, 2014			December 31, 2013

(in millions)	Core	Liquidating (1)	Total	Core (2)	Liquidating (1)	Total (2)

Commercial	$379,561	1,720	381,281	375,230	2,013	377,243
Consumer	368,888	76,274	445,162	366,190	78,853	445,043

Total loans	$748,449	77,994	826,443	741,420	80,866	822,286

Change from prior quarter:	$7,029	(2,872)	4,157	16,423	(3,272)	13,151

(1)	See table on page 34 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.
(2)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Deposits

Total average deposits for first quarter 2014 were $1.1 trillion, up 9 percent from a year ago and up 6 percent (annualized) from fourth quarter 2013, driven by solid consumer and commercial growth. The average deposit cost for first quarter 2014 was 11 basis points, which was flat compared with the prior quarter and down 4 basis points from a year ago. Average core deposits were $973.8 billion, up 5 percent from a year ago and up 3 percent (annualized) from fourth quarter 2013. Average mortgage escrow deposits decreased to $24.2 billion, compared with $38.8 billion a year ago and $28.2 billion in fourth quarter 2013.

Capital

Capital continued to strengthen in the first quarter, with Common Equity Tier 1 of $132.7 billion under Basel III (General Approach), or 11.36 percent of risk-weighted assets. The Common Equity Tier 1 ratio under Basel III (Advanced Approach, fully phased-in) was 10.04 percent.6 In first quarter 2014, the Company purchased 33.5 million shares of its common stock. The Company also paid a quarterly common stock dividend of $0.30 per share, up from $0.25 per share a year ago.

On March 26, 2014, the Company received a non-objection to its 2014 Capital Plan under the CCAR, which included a proposed dividend rate of $0.35 per share for second quarter 2014, subject to Board approval. The 2014 Capital Plan also included an increase in common stock repurchase activity compared with actual repurchases in 2013.

In the first quarter, the Board approved an additional 350 million shares in the Company’s authority to repurchase its common stock.

	Mar. 31,	Dec. 31,	Mar. 31,
(as a percent of total risk-weighted assets)	2014 (1)	2013	2013

Common Equity Tier 1 (2)	11.36%	10.82	10.39
Tier 1 capital	12.63	12.33	11.80
Tier 1 leverage	9.83	9.60	9.53

(1)	March 31, 2014, ratios are preliminary.
(2)	See table on page 36 for more information on Common Equity Tier 1.

Credit Quality

“Credit performance was strong in the first quarter as losses remained at historically low levels, nonperforming assets continued to decrease and we continued to originate high quality loans,” said Chief Risk Officer Mike Loughlin. “Credit losses were $825 million in first quarter 2014, compared with $1.4 billion in first quarter 2013, a 42 percent year-over-year improvement. The quarterly loss rate (annualized) was 0.41 percent with commercial losses of only 0.01 percent and consumer losses of 0.75 percent. Nonperforming assets declined by $840 million, or 17 percent (annualized) from last quarter. We released $500 million from the allowance for credit losses in the first quarter, reflecting improved credit performance. We continue to expect future reserve releases absent a significant deterioration in the economic environment.”

6 Estimated based on final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

Net Loan Charge-offs

Net loan charge-offs improved to $825 million in first quarter 2014, or 0.41 percent (annualized) of average loans, compared with $963 million in fourth quarter 2013, or 0.47 percent (annualized) of average loans.

Net Loan Charge-Offs

Quarter ended

	Mar. 31, 2014		Dec. 31, 2013		Sept. 30, 2013

($ in millions)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)

Commercial:
Commercial and industrial	$45	0.09%	$107	0.22%	$58	0.12%
Real estate mortgage	(22)	(0.08)	(41)	(0.15)	(20)	(0.08)
Real estate construction	(23)	(0.55)	(13)	(0.32)	(17)	(0.41)
Lease financing	1	0.03	-	-	-	-
Foreign	4	0.03	-	-	(2)	(0.02)

Total commercial	5	0.01	53	0.06	19	0.02

Consumer:
Real estate 1-4 family first mortgage	170	0.27	195	0.30	242	0.38
Real estate 1-4 family junior lien mortgage	192	1.20	226	1.34	275	1.58
Credit card	231	3.57	220	3.38	207	3.28
Automobile	90	0.70	108	0.85	78	0.63
Other revolving credit and installment	137	1.29	161	1.50	154	1.46

Total consumer	820	0.75	910	0.82	956	0.86

Total	$825	0.41%	$963	0.47%	$975	0.48%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets

Nonperforming assets decreased by $840 million from the prior quarter to $18.8 billion. Nonaccrual loans decreased $1.0 billion from the prior quarter to $14.7 billion. Foreclosed assets were $4.1 billion, up from $3.9 billion in fourth quarter 2013.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	Mar. 31, 2014		Dec. 31, 2013		Sept. 30, 2013

		As a		As a		As a
		% of		% of		% of
	Total	total	Total	total	Total	total
($ in millions)	balances	loans	balances	loans (1)	balances	loans (1)

Commercial:
Commercial and industrial	$630	0.32%	$738	0.38%	$809	0.43%
Real estate mortgage	2,030	1.88	2,252	2.10	2,496	2.36
Real estate construction	296	1.78	416	2.48	517	3.15
Lease financing	31	0.26	29	0.24	17	0.15
Foreign	40	0.08	40	0.08	47	0.10

Total commercial	3,027	0.79	3,475	0.92	3,886	1.05

Consumer:
Real estate 1-4 family first mortgage	9,357	3.61	9,799	3.79	10,450	4.10
Real estate 1-4 family junior lien mortgage	2,072	3.24	2,188	3.32	2,333	3.45
Automobile	161	0.31	173	0.34	188	0.38
Other revolving credit and installment	33	0.08	33	0.08	36	0.08

Total consumer	11,623	2.61	12,193	2.74	13,007	2.95

Total nonaccrual loans	14,650	1.77	15,668	1.91	16,893	2.09

Foreclosed assets:
Government insured/guaranteed	2,302		2,093		1,781
Non-government insured/guaranteed	1,813		1,844		2,021

Total foreclosed assets	4,115		3,937		3,802

Total nonperforming assets	$18,765	2.27%	$19,605	2.38%	$20,695	2.56%

Change from prior quarter:
Total nonaccrual loans	$(1,018)		$(1,225)		$(1,022)
Total nonperforming assets	(840)		(1,090)		(360)

(1)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Loans 90 Days or More Past Due and Still Accruing

Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $950 million at March 31, 2014, compared with $1.0 billion at December 31, 2013. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $20.3 billion at March 31, 2014, down from $22.2 billion at December 31, 2013.

Allowance for Credit Losses

The allowance for credit losses, including the allowance for unfunded commitments, totaled $14.4 billion at March 31, 2014, down from $15.0 billion at December 31, 2013. The allowance coverage to total loans was 1.74 percent, compared with 1.82 percent1 in fourth quarter 2013. The allowance covered 4.3 times annualized first quarter net charge-offs, compared with 3.9 times in the prior quarter. The allowance coverage to nonaccrual loans was 98 percent at March 31, 2014 compared with 96 percent at December 31, 2013. “We believe the allowance was appropriate for losses inherent in the loan portfolio at March 31, 2014,” said Loughlin.

Business Segment Performance

Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended

	Mar. 31,	Dec. 31,	Mar. 31,
(in millions)	2014	2013	2013

Community Banking	$3,844	3,222	2,924
Wholesale Banking	1,742	2,111	2,045
Wealth, Brokerage and Retirement	475	491	337

More financial information about the business segments is on pages 37.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.

Selected Financial Information

	Quarter ended

	Mar. 31,	Dec. 31,	Mar. 31,
(in millions)	2014	2013	2013

Total revenue	$12,593	12,254	12,899
Provision for credit losses	419	490	1,262
Noninterest expense	6,774	7,073	7,377
Segment net income	3,844	3,222	2,924

(in billions)
Average loans	505.0	502.5	498.9
Average assets	892.6	883.6	799.6
Average core deposits	626.5	620.2	619.2

Community Banking reported net income of $3.8 billion, up $622 million, or 19 percent, from fourth quarter 2013. Revenue of $12.6 billion increased $339 million, or 3 percent, primarily due to higher equity investments gains and other noninterest income, partially offset by the impact of seasonally lower deposit service charges and card fees. Noninterest expense declined $299 million, or 4 percent, due to lower operating losses, project spending, advertising, and annual license renewal costs, partially offset by seasonally higher personnel costs. The provision for credit losses decreased $71 million driven by a $119 million decline in net charge-offs, partially offset by a lower reserve release.

Net income was up $920 million, or 31 percent, from first quarter 2013. Revenue decreased $306 million, or 2 percent, from a year ago primarily due to lower mortgage banking revenue, partially offset by higher net interest income and equity investment gains. Noninterest expense declined $603 million, or 8 percent, from a year ago largely driven by lower mortgage volume-related expenses and foreclosed asset expense. The provision for credit losses decreased $843 million from a year ago due to improved portfolio performance reflecting lower consumer real estate losses.

Regional Banking

•	Retail banking

o	Retail Bank household cross-sell ratio of 6.17 products per household, up from 6.10 year-over-year[7]

o	Primary consumer checking customers[8] up a net 5.1 percent year-over-year[7]

o	Customers rated their experience with Wells Fargo stores at an all-time high based on first quarter survey results

•	Small Business/Business Banking

o	Primary business checking customers[8] up a net 5.1 percent year-over-year[7]

o	Business Direct credit card, lines of credit and loan product solutions (primarily under $100,000 sold through our retail banking stores) were up 15 percent from the prior year

•	Online and Mobile Banking

o	23.8 million active online customers, up 6 percent year-over-year[7]

o	12.5 million active mobile customers, up 23 percent year-over-year[7]

Consumer Lending Group

•	Home Lending

o	Originations of $36 billion, compared with $50 billion in prior quarter

o	Applications of $60 billion, compared with $65 billion in prior quarter

o	Application pipeline of $27 billion at quarter end, up from $25 billion at December 31, 2013

o	Residential mortgage servicing portfolio of $1.8 trillion; ratio of MSRs to related loans serviced for others was 85 basis points, compared with 88 basis points in prior quarter

o	Average note rate on the servicing portfolio was 4.51 percent, compared with 4.52 percent in prior quarter

•	Consumer Credit

o	Credit card penetration in retail banking households rose to 38.0 percent[7], up from 34.1 percent in prior year

o	Record auto originations of $7.8 billion, up 16 percent from prior quarter and up 15 percent from prior year

7 Data as of February 2014, comparisons with February 2013.

8 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products and business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, Asset Backed Finance, and Asset Management.

Selected Financial Information

	Quarter ended

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013

Total revenue	$5,580	5,972	6,086
Reversal of provision for credit losses	(93)	(125)	(58)
Noninterest expense	3,215	3,020	3,091
Segment net income	1,742	2,111	2,045

(in billions)
Average loans (1)	301.9	294.6	283.1
Average assets (1)	517.4	509.0	494.7
Average core deposits	259.0	258.5	224.1

(1)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wholesale Banking reported net income of $1.7 billion, down $369 million, or 17 percent, from fourth quarter 2013. Revenue of $5.6 billion decreased $392 million, or 7 percent, from prior quarter. Net interest income declined $242 million as higher loan volume was offset by lower PCI resolutions and two fewer days in the quarter. Noninterest income decreased $150 million as lower investment banking, commercial brokerage fees, and corporate banking energy capital gains were partially offset by increased sales and trading results on higher customer accommodation trading. Noninterest expense increased $195 million, or 6 percent, from fourth quarter 2013 reflecting seasonally higher personnel costs and insurance commissions.

Net income was down $303 million, or 15 percent, from first quarter 2013. Revenue decreased $506 million, or 8 percent, from first quarter 2013 as strong loan and deposit growth was more than offset by lower PCI resolution income and market sensitive revenue, including reduced customer accommodation trading revenue. Noninterest expense increased $124 million, or 4 percent from a year ago due to higher personnel expenses and support costs. The provision for credit losses decreased $35 million from a year ago due to a $51 million reduction in credit losses partially offset by $16 million lower reserve release. The first quarter 2014 provision included a $34 million reserve release, compared with $50 million a year ago.

•	Average loans increased 7 percent[1] in first quarter 2014 compared with first quarter 2013 on broad-based growth, including asset-backed finance, commercial real estate, corporate banking, government and institutional banking, and international

•	Cross-sell of 7.2 products per relationship up from 7.1 in prior quarter and 6.8 in first quarter 2013

•	Treasury management revenue up 4 percent from first quarter 2013

•	Assets under management of $479 billion, up $16 billion from first quarter 2013, reflecting increased market valuation

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and fiduciary services. Abbot Downing, a Wells Fargo business, provides comprehensive wealth management services to ultra-high net worth families and individuals as well as endowments and foundations. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses, retail retirement solutions for individuals, and reinsurance services for the life insurance industry.

Selected Financial Information

	Quarter ended

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013

Total revenue	$3,468	3,438	3,197
Provision (reversal of provision) for credit losses	(8)	(11)	14
Noninterest expense	2,711	2,655	2,639
Segment net income	475	491	337

(in billions)
Average loans	50.0	48.4	43.8
Average assets	190.6	185.3	180.3
Average core deposits	156.0	153.9	149.4

Wealth, Brokerage and Retirement (WBR) reported net income of $475 million, down $16 million, or 3 percent, from fourth quarter 2013. Revenue of $3.5 billion increased $30 million, or 1 percent, from the prior quarter as higher asset-based fees were largely offset by lower gains on deferred compensation plan investments (offset in compensation expense). Noninterest expense was up 2 percent over the prior quarter and included seasonally higher personnel costs and lower deferred compensation plan expense (offset in trading income).

Net income was up $138 million, or 41 percent, from first quarter 2013. Revenue increased $271 million, or 8 percent, from a year ago primarily driven by strong growth in asset-based fees and higher net interest income, partially offset by a decrease in brokerage transaction revenue. Noninterest expense increased $72 million, or 3 percent, from a year ago primarily due to higher broker commissions. The provision for credit losses decreased $22 million from a year ago.

Retail Brokerage

•	Client assets of $1.4 trillion, up 8 percent from prior year

•	Managed account assets increased $63 billion, or 19 percent, from prior year

•	Average deposit balances increased 4 percent from prior year

•	Strong loan growth, with average balances up 23 percent from prior year

Wealth Management

•	Client assets of $217 billion, up 6 percent from prior year

•	Strong loan growth, with average balances up 11 percent over prior year

Retirement

•	IRA assets of $344 billion, up 9 percent from prior year

•	Institutional Retirement plan assets of $310 billion, up 8 percent from prior year

WBR cross-sell ratio of 10.42 products per household, up from 10.33 in first quarter 2013

Conference Call

The Company will host a live conference call on Friday, April 11, at 7 a.m. PDT (10 a.m. EDT). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and http://us.meeting-stream.com/wellsfargocompany_041114.

A replay of the conference call will be available beginning at approximately noon PDT (3 p.m. EDT) on April 11 through Friday, April 18. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #75709909. The replay will also be available online at wellsfargo.com/invest_relations/earnings.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance releases; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.

Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•	current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, and the overall slowdown in global economic growth;

•	our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•	financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•	the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•	negative effects relating to our mortgage servicing and foreclosure practices, including our obligations under the settlement with the Department of Justice and other federal and state government entities, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•	our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•	the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•	a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.5 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 locations, 12,000 ATMs, and the Internet (wellsfargo.com), and has offices in 36 countries to support our customers who conduct business in the global economy. With more than 265,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 25 on Fortune’s 2013 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries

QUARTERLY FINANCIAL DATA

TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	17-18

Income
Consolidated Statement of Income	19
Consolidated Statement of Comprehensive Income	20
Condensed Consolidated Statement of Changes in Total Equity	20
Five Quarter Consolidated Statement of Income	21
Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	22
Noninterest Income and Noninterest Expense	24-25

Balance Sheet
Consolidated Balance Sheet	26-27
Five Quarter Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	27

Loans
Investment Securities	28
Loans	28
Nonperforming Assets	29
Loans 90 Days or More Past Due and Still Accruing	30
Purchased Credit-Impaired Loans	31-33
Pick-A-Pay Portfolio	34
Non-Strategic and Liquidating Loan Portfolios	34
Changes in Allowance for Credit Losses	35

Equity
Five Quarter Risk-Based Capital Components	36
Common Equity Tier 1 Under Basel III	36

Operating Segments
Operating Segment Results	37

Other
Mortgage Servicing and other related data	38-40

Wells Fargo & Company and Subsidiaries

SUMMARY FINANCIAL DATA

	Quarter ended			% Change Mar. 31, 2014 from

($ in millions, except per share amounts)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013	Dec. 31, 2013	Mar. 31, 2013

For the Period
Wells Fargo net income	$5,893	5,610	5,171	5%	14
Wells Fargo net income applicable to common stock	5,607	5,369	4,931	4	14
Diluted earnings per common share	1.05	1.00	0.92	5	14
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA) (1)	1.57%	1.48	1.49	6	5
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	14.35	13.81	13.59	4	6
Efficiency ratio (2)	57.9	58.5	58.3	(1)	(1)
Total revenue	$20,625	20,665	21,259	-	(3)
Pre-tax pre-provision profit (PTPP) (3)	8,677	8,580	8,859	1	(2)
Dividends declared per common share	0.30	0.30	0.25	-	20
Average common shares outstanding	5,262.8	5,270.3	5,279.0	-	-
Diluted average common shares outstanding	5,353.3	5,358.6	5,353.5	-	-
Average loans (1)	$823,790	813,318	796,662	1	3
Average assets (1)	1,525,905	1,505,766	1,402,922	1	9
Average core deposits (4)	973,801	965,828	925,866	1	5
Average retail core deposits (5)	690,643	679,355	662,913	2	4
Net interest margin (1)	3.20%	3.27	3.49	(2)	(8)

At Period End
Investment Securities	$270,327	264,353	248,160	2	9
Loans (1)	826,443	822,286	798,362	1	4
Allowance for loan losses	13,695	14,502	16,711	(6)	(18)
Goodwill	25,637	25,637	25,637	-	-
Assets (1)	1,546,707	1,523,502	1,435,030	2	8
Core deposits (4)	994,185	980,063	939,934	1	6
Wells Fargo stockholders’ equity	175,654	170,142	162,086	3	8
Total equity	176,469	171,008	163,395	3	8
Capital ratios:
Total equity to assets (1)	11.41%	11.22	11.39	2	-
Risk-based capital (6):
Tier 1 capital	12.63	12.33	11.80	2	7
Total capital	15.70	15.43	14.76	2	6
Tier 1 leverage (6)	9.83	9.60	9.53	2	3
Common Equity Tier 1 (6)(7)	11.36	10.82	10.39	5	9
Common shares outstanding	5,265.7	5,257.2	5,288.8	-	-
Book value per common share	$30.48	29.48	28.27	3	8
Common stock price:
High	49.97	45.64	38.20	9	31
Low	44.17	40.07	34.43	10	28
Period end	49.74	45.40	36.99	10	34
Team members (active, full-time equivalent)	265,300	264,900	274,300	-	(3)

(1)	Amounts for prior periods have been revised to reflect our determination that certain factoring arrangements previously included within commercial loans, which were recorded with a corresponding obligation in other liabilities, did not qualify as loan purchases under ASC Topic 860 (Transfers and Servicing of Financial Assets) based on interpretations of the specific arrangements. Accordingly, we revised our commercial loan balances for year-end 2012 and each of the quarters in 2013 in order to appropriately present the Company’s lending trends over this period. This revision, which resulted in a reduction to total commercial loans and a corresponding decrease to other liabilities, did not impact the Company’s consolidated net income or total cash flows. We reduced our commercial loans by $3.5 billion, $3.2 billion, $2.1 billion, $1.6 billion, and $1.2 billion at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, respectively, which represented less than 1% of total commercial loans and less than 0.5% of our total loan portfolio. Other affected financial information, including ratios, has been appropriately revised to reflect this revision.
(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(4)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(5)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(6)	The March 31, 2014, ratios are preliminary.
(7)	See the “Five Quarter Risk-Based Capital Components” table for additional information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended

($ in millions, except per share amounts)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

For the Quarter
Wells Fargo net income	$5,893	5,610	5,578	5,519	5,171
Wells Fargo net income applicable to common stock	5,607	5,369	5,317	5,272	4,931
Diluted earnings per common share	1.05	1.00	0.99	0.98	0.92
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA) (1)	1.57%	1.48	1.53	1.55	1.49
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	14.35	13.81	14.07	14.02	13.59
Efficiency ratio (2)	57.9	58.5	59.1	57.3	58.3
Total revenue	$20,625	20,665	20,478	21,378	21,259
Pre-tax pre-provision profit (PTPP) (3)	8,677	8,580	8,376	9,123	8,859
Dividends declared per common share	0.30	0.30	0.30	0.30	0.25
Average common shares outstanding	5,262.8	5,270.3	5,295.3	5,304.7	5,279.0
Diluted average common shares outstanding	5,353.3	5,358.6	5,381.7	5,384.6	5,353.5
Average loans (1)	$823,790	813,318	802,134	798,386	796,662
Average assets (1)	1,525,905	1,505,766	1,446,965	1,427,150	1,402,922
Average core deposits (4)	973,801	965,828	940,279	936,090	925,866
Average retail core deposits (5)	690,643	679,355	670,335	666,043	662,913
Net interest margin (1)	3.20%	3.27	3.39	3.47	3.49

At Quarter End
Investment securities	$270,327	264,353	259,399	249,439	248,160
Loans (1)	826,443	822,286	809,135	799,867	798,362
Allowance for loan losses	13,695	14,502	15,159	16,144	16,711
Goodwill	25,637	25,637	25,637	25,637	25,637
Assets (1)	1,546,707	1,523,502	1,484,865	1,438,456	1,435,030
Core deposits (4)	994,185	980,063	947,805	941,158	939,934
Wells Fargo stockholders’ equity	175,654	170,142	167,165	162,421	162,086
Total equity	176,469	171,008	168,813	163,777	163,395
Capital ratios:
Total equity to assets (1)	11.41%	11.22	11.37	11.39	11.39
Risk-based capital (6):
Tier 1 capital	12.63	12.33	12.11	12.12	11.80
Total capital	15.70	15.43	15.09	15.03	14.76
Tier 1 leverage (6)	9.83	9.60	9.76	9.63	9.53
Common Equity Tier 1 (6)(7)	11.36	10.82	10.60	10.71	10.39
Common shares outstanding	5,265.7	5,257.2	5,273.7	5,302.2	5,288.8
Book value per common share	$30.48	29.48	28.98	28.26	28.27
Common stock price:
High	49.97	45.64	44.79	41.74	38.20
Low	44.17	40.07	40.79	36.19	34.43
Period end	49.74	45.40	41.32	41.27	36.99
Team members (active, full-time equivalent)	265,300	264,900	270,600	274,300	274,300

(1)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(4)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(5)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(6)	The March 31, 2014, ratios are preliminary.
(7)	See the “Five Quarter Risk-Based Capital Components” table for additional information.

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31,		%

(in millions, except per share amounts)	2014	2013	Change

Interest income
Trading assets	$374	327	14%
Investment securities	2,110	1,925	10
Mortgages held for sale	170	371	(54)
Loans held for sale	2	3	(33)
Loans	8,746	8,861	(1)
Other interest income	210	163	29

Total interest income	11,612	11,650	-

Interest expense
Deposits	279	369	(24)
Short-term borrowings	12	20	(40)
Long-term debt	619	697	(11)
Other interest expense	87	65	34

Total interest expense	997	1,151	(13)

Net interest income	10,615	10,499	1
Provision for credit losses	325	1,219	(73)

Net interest income after provision for credit losses	10,290	9,280	11

Noninterest income
Service charges on deposit accounts	1,215	1,214	-
Trust and investment fees	3,412	3,202	7
Card fees	784	738	6
Other fees	1,047	1,034	1
Mortgage banking	1,510	2,794	(46)
Insurance	432	463	(7)
Net gains from trading activities	432	570	(24)
Net gains on debt securities	83	45	84
Net gains from equity investments	847	113	650
Lease income	133	130	2
Other	115	457	(75)

Total noninterest income	10,010	10,760	(7)

Noninterest expense
Salaries	3,728	3,663	2
Commission and incentive compensation	2,416	2,577	(6)
Employee benefits	1,372	1,583	(13)
Equipment	490	528	(7)
Net occupancy	742	719	3
Core deposit and other intangibles	341	377	(10)
FDIC and other deposit assessments	243	292	(17)
Other	2,616	2,661	(2)

Total noninterest expense	11,948	12,400	(4)

Income before income tax expense	8,352	7,640	9
Income tax expense	2,277	2,420	(6)

Net income before noncontrolling interests	6,075	5,220	16
Less: Net income from noncontrolling interests	182	49	271

Wells Fargo net income	$5,893	5,171	14

Less: Preferred stock dividends and other	286	240	19

Wells Fargo net income applicable to common stock	$5,607	4,931	14

Per share information
Earnings per common share	$1.07	0.93	15
Diluted earnings per common share	1.05	0.92	14
Dividends declared per common share	0.30	0.25	20
Average common shares outstanding	5,262.8	5,279.0	-
Diluted average common shares outstanding	5,353.3	5,353.5	-

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended March 31,		%

(in millions)	2014	2013	Change

Wells Fargo net income	$5,893	5,171	14%

Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	2,725	(634)	NM
Reclassification of net gains to net income	(394)	(113)	249
Derivatives and hedging activities:
Net unrealized gains arising during the period	44	7	529
Reclassification of net gains on cash flow hedges to net income	(106)	(87)	22
Defined benefit plans adjustments:
Net unrealized gains arising during the period	-	6	(100)
Amortization of net actuarial loss, settlements, and other to net income	18	49	(63)
Foreign currency translation adjustments:
Net unrealized losses arising during the period	(17)	(18)	(6)
Reclassification of net losses to net income	6	-	NM

Other comprehensive income (loss), before tax	2,276	(790)	NM
Income tax (expense) benefit related to other comprehensive income	(831)	288	NM

Other comprehensive income (loss), net of tax	1,445	(502)	NM
Less: Other comprehensive income from noncontrolling interests	79	3	NM

Wells Fargo other comprehensive income (loss), net of tax	1,366	(505)	NM

Wells Fargo comprehensive income	7,259	4,666	56
Comprehensive income from noncontrolling interests	261	52	402

Total comprehensive income	$7,520	4,718	59

NM - Not meaningful

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended March 31,

(in millions)	2014	2013

Balance, beginning of period	$171,008	158,911
Wells Fargo net income	5,893	5,171
Wells Fargo other comprehensive income (loss), net of tax	1,366	(505)
Common stock issued	994	878
Common stock repurchased	(1,025)	(383)
Preferred stock released by ESOP	305	296
Preferred stock issued	-	610
Common stock dividends	(1,579)	(1,319)
Preferred stock dividends and other	(286)	(240)
Noncontrolling interests and other, net	(207)	(24)

Balance, end of period	$176,469	163,395

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions, except per share amounts)	2014	2013	2013	2013	2013

Interest Income
Trading assets	$374	378	331	340	327
Investment securities	2,110	2,119	2,038	2,034	1,925
Mortgages held for sale	170	221	320	378	371
Loans held for sale	2	3	3	4	3
Loans	8,746	8,907	8,901	8,902	8,861
Other interest income	210	208	183	169	163

Total interest income	11,612	11,836	11,776	11,827	11,650

Interest expense
Deposits	279	297	318	353	369
Short-term borrowings	12	14	9	17	20
Long-term debt	619	635	621	632	697
Other interest expense	87	87	80	75	65

Total interest expense	997	1,033	1,028	1,077	1,151

Net interest income	10,615	10,803	10,748	10,750	10,499
Provision for credit losses	325	363	75	652	1,219

Net interest income after provision for credit losses	10,290	10,440	10,673	10,098	9,280

Noninterest income
Service charges on deposit accounts	1,215	1,283	1,278	1,248	1,214
Trust and investment fees	3,412	3,458	3,276	3,494	3,202
Card fees	784	827	813	813	738
Other fees	1,047	1,119	1,098	1,089	1,034
Mortgage banking	1,510	1,570	1,608	2,802	2,794
Insurance	432	453	413	485	463
Net gains from trading activities	432	325	397	331	570
Net gains (losses) on debt securities	83	(14)	(6)	(54)	45
Net gains from equity investments	847	654	502	203	113
Lease income	133	148	160	225	130
Other	115	39	191	(8)	457

Total noninterest income	10,010	9,862	9,730	10,628	10,760

Noninterest expense
Salaries	3,728	3,811	3,910	3,768	3,663
Commission and incentive compensation	2,416	2,347	2,401	2,626	2,577
Employee benefits	1,372	1,160	1,172	1,118	1,583
Equipment	490	567	471	418	528
Net occupancy	742	732	728	716	719
Core deposit and other intangibles	341	375	375	377	377
FDIC and other deposit assessments	243	196	214	259	292
Other	2,616	2,897	2,831	2,973	2,661

Total noninterest expense	11,948	12,085	12,102	12,255	12,400

Income before income tax expense	8,352	8,217	8,301	8,471	7,640
Income tax expense	2,277	2,504	2,618	2,863	2,420

Net income before noncontrolling interests	6,075	5,713	5,683	5,608	5,220
Less: Net income from noncontrolling interests	182	103	105	89	49

Wells Fargo net income	$5,893	5,610	5,578	5,519	5,171

Less: Preferred stock dividends and other	286	241	261	247	240

Wells Fargo net income applicable to common stock	$5,607	5,369	5,317	5,272	4,931

Per share information
Earnings per common share	$1.07	1.02	1.00	1.00	0.93
Diluted earnings per common share	1.05	1.00	0.99	0.98	0.92
Dividends declared per common share	0.30	0.30	0.30	0.30	0.25
Average common shares outstanding	5,262.8	5,270.3	5,295.3	5,304.7	5,279.0
Diluted average common shares outstanding	5,353.3	5,358.6	5,381.7	5,384.6	5,353.5

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended March 31,

				2014				2013

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$213,284	0.27	%	$144	121,024	0.36	%	$107
Trading assets	48,231	3.17		381	42,130	3.17		334
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	6,572	1.68		28	7,079	1.56		28
Securities of U.S. states and political subdivisions	42,600	4.37		465	37,584	4.38		410
Mortgage-backed securities:
Federal agencies	117,641	2.94		864	95,368	2.74		654
Residential and commercial	28,035	6.12		429	32,141	6.46		519
Total mortgage-backed securities	145,676	3.55		1,293	127,509	3.68		1,173
Other debt and equity securities	49,156	3.59		438	53,724	3.58		476
Total available-for-sale securities	244,004	3.65		2,224	225,896	3.70		2,087
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	1,104	2.18		6	-	-		-
Federal agency mortgage-backed securities	6,162	3.11		48	-	-		-
Other debt securities	6,414	1.86		29	-	-		-
Total held-to-maturity securities	13,680	2.45		83	-	-		-
Mortgages held for sale (4)	16,556	4.11		170	43,312	3.42		371
Loans held for sale (4)	111	6.28		2	141	8.83		3
Loans:
Commercial:
Commercial and industrial (5)	193,865	3.43		1,641	183,122	3.76		1,700
Real estate mortgage	107,797	3.52		937	106,221	3.84		1,006
Real estate construction	16,879	4.37		182	16,559	4.84		197
Lease financing	11,936	6.15		183	12,424	6.78		210
Foreign (5)	47,876	2.21		262	39,881	2.16		213
Total commercial (5)	378,353	3.43		3,205	358,207	3.76		3,326
Consumer:
Real estate 1-4 family first mortgage	259,477	4.17		2,705	252,049	4.29		2,702
Real estate 1-4 family junior lien mortgage	64,980	4.30		692	74,068	4.28		785
Credit card	26,272	12.32		798	24,097	12.62		750
Automobile	51,794	6.50		831	46,566	7.20		826
Other revolving credit and installment	42,914	5.00		529	41,675	4.70		483
Total consumer	445,437	5.02		5,555	438,455	5.10		5,546
Total loans (4)(5)	823,790	4.29		8,760	796,662	4.49		8,872
Other	4,655	5.72		66	4,255	5.19		55
Total earning assets (5)	$1,364,311	3.49	%	$11,830	1,233,420	3.87	%	$11,829

Funding sources
Deposits:
Interest-bearing checking	$36,799	0.07	%	$6	32,165	0.06	%	$5
Market rate and other savings	579,044	0.07		105	537,549	0.09		122
Savings certificates	40,535	0.89		89	55,238	1.22		167
Other time deposits	45,822	0.42		48	15,905	1.25		50
Deposits in foreign offices	91,050	0.14		31	71,077	0.14		25
Total interest-bearing deposits	793,250	0.14		279	711,934	0.21		369
Short-term borrowings	54,502	0.09		13	55,410	0.17		23
Long-term debt	153,793	1.62		619	127,112	2.20		697
Other liabilities	12,859	2.72		87	11,608	2.24		65
Total interest-bearing liabilities	1,014,404	0.40		998	906,064	0.51		1,154
Portion of noninterest-bearing funding sources (5)	349,907	-		-	327,356	-		-
Total funding sources (5)	$1,364,311	0.29		998	1,233,420	0.38		1,154
Net interest margin and net interest income on a taxable-equivalent basis (5)(6)		3.20	%	$10,832		3.49	%	$10,675
Noninterest-earning assets
Cash and due from banks	$16,363				16,529
Goodwill	25,637				25,637
Other	119,594				127,336
Total noninterest-earning assets	$161,594				169,502

Noninterest-bearing funding sources
Deposits	$284,069				274,221
Other liabilities (5)	52,955				62,222
Total equity	174,477				160,415
Noninterest-bearing funding sources used to fund earning assets (5)	(349,907)				(327,356)
Net noninterest-bearing funding sources	$161,594				169,502
Total assets	$1,525,905				1,402,922

(1)	Our average prime rate was 3.25% for the quarters ended March 31, 2014 and 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.24% and 0.29% for the same quarters, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(6)	Includes taxable-equivalent adjustments of $217 million and $176 million for the quarters ended March 31, 2014 and 2013, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended

	Mar. 31, 2014				Dec. 31, 2013				Sept. 30, 2013				June 30, 2013				Mar. 31, 2013

($ in billions)	Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$213.3	0.27	%	$	205.3	0.28	%	$	155.9	0.31	%	$	136.5	0.33	%	$	121.0	0.36	%
Trading assets	48.2	3.17			45.4	3.40			44.8	3.02			46.6	2.98			42.1	3.17
Investment securities (2):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	6.6	1.68			6.6	1.67			6.6	1.69			6.7	1.73			7.1	1.56
Securities of U.S. states and political subdivisions	42.6	4.37			42.0	4.38			40.8	4.35			39.3	4.42			37.6	4.38
Mortgage-backed securities:
Federal agencies	117.6	2.94			117.9	2.94			113.0	2.83			102.0	2.79			95.4	2.74
Residential and commercial	28.0	6.12			29.2	6.35			30.2	6.56			31.3	6.50			32.1	6.46

Total mortgage-backed securities	145.6	3.55			147.1	3.62			143.2	3.62			133.3	3.66			127.5	3.68
Other debt and equity securities	49.2	3.59			55.4	3.43			55.4	3.27			55.5	3.84			53.7	3.58

Total available-for-sale securities	244.0	3.65			251.1	3.65			246.0	3.61			234.8	3.77			225.9	3.70
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	1.1	2.18			-	-			-	-			-	-			-	-
Federal agency mortgage-backed securities	6.2	3.11			2.7	3.11			-	-			-	-			-	-
Other debt securities	6.4	1.86			0.1	1.99			-	-			-	-			-	-

Total held-to-maturity securities	13.7	2.45			2.8	3.09			-	-			-	-			-	-
Mortgages held for sale	16.6	4.11			21.4	4.13			33.2	3.86			43.4	3.48			43.3	3.42
Loans held for sale	0.1	6.28			0.1	8.21			0.2	7.25			0.2	7.85			0.1	8.83
Loans:
Commercial:
Commercial and industrial (3)	193.9	3.43			189.9	3.54			185.8	3.63			184.3	3.73			183.1	3.76
Real estate mortgage	107.8	3.52			105.8	3.85			104.6	4.12			105.3	3.92			106.2	3.84
Real estate construction	16.9	4.37			16.6	4.79			16.2	4.43			16.4	5.02			16.6	4.84
Lease financing	11.9	6.15			11.7	5.70			11.7	5.29			12.3	6.66			12.4	6.78
Foreign (3)	47.9	2.21			46.6	2.24			44.8	2.09			42.3	2.23			39.9	2.16

Total commercial (3)	378.4	3.43			370.6	3.59			363.1	3.67			360.6	3.77			358.2	3.76

Consumer:
Real estate 1-4 family first mortgage	259.5	4.17			257.2	4.15			254.1	4.20			252.6	4.23			252.0	4.29
Real estate 1-4 family junior lien mortgage	65.0	4.30			66.8	4.29			68.8	4.30			71.4	4.29			74.1	4.28
Credit card	26.2	12.32			25.9	12.23			25.0	12.45			24.0	12.55			24.1	12.62
Automobile	51.8	6.50			50.2	6.70			49.1	6.85			47.9	7.05			46.6	7.20
Other revolving credit and installment	42.9	5.00			42.6	4.94			42.0	4.83			41.9	4.74			41.7	4.70

Total consumer	445.4	5.02			442.7	5.01			439.0	5.04			437.8	5.05			438.5	5.10

Total loans (3)	823.8	4.29			813.3	4.36			802.1	4.42			798.4	4.47			796.7	4.49
Other	4.6	5.72			4.7	5.22			4.3	5.62			4.2	5.55			4.3	5.19

Total earning assets (3)	$1,364.3	3.49	%	$	1,344.1	3.57	%	$	1,286.5	3.71	%	$	1,264.1	3.81	%	$	1,233.4	3.87	%

Funding sources
Deposits:
Interest-bearing checking	$36.8	0.07	%	$	35.2	0.07	%	$	34.5	0.06	%	$	40.4	0.06	%	$	32.2	0.06	%
Market rate and other savings	579.0	0.07			568.7	0.08			553.1	0.08			541.8	0.08			537.5	0.09
Savings certificates	40.5	0.89			43.1	0.94			47.3	1.08			52.6	1.23			55.2	1.22
Other time deposits	45.8	0.42			39.7	0.48			30.4	0.62			26.0	0.76			15.9	1.25
Deposits in foreign offices	91.1	0.14			86.3	0.15			81.1	0.15			68.9	0.15			71.1	0.14

Total interest-bearing deposits	793.2	0.14			773.0	0.15			746.4	0.17			729.7	0.19			711.9	0.21
Short-term borrowings	54.5	0.09			52.3	0.12			53.4	0.08			57.8	0.14			55.4	0.17
Long-term debt	153.8	1.62			153.5	1.65			133.4	1.86			125.5	2.02			127.1	2.20
Other liabilities	12.9	2.72			12.8	2.70			12.1	2.64			13.3	2.25			11.6	2.24

Total interest-bearing liabilities	1,014.4	0.40			991.6	0.42			945.3	0.43			926.3	0.47			906.0	0.51
Portion of noninterest-bearing funding sources (3)	349.9	-			352.5	-			341.2	-			337.8	-			327.4	-

Total funding sources (3)	$1,364.3	0.29		$	1,344.1	0.30		$	1,286.5	0.32		$	1,264.1	0.34		$	1,233.4	0.38

Net interest margin on a taxable-equivalent basis (3)		3.20	%			3.27	%			3.39	%			3.47	%			3.49	%

Noninterest-earning assets
Cash and due from banks	$16.4				16.0				16.4				16.2				16.5
Goodwill	25.6				25.6				25.6				25.6				25.6
Other	119.6				120.0				118.4				121.3				127.4

Total noninterest-earnings assets	$161.6				161.6				160.4				163.1				169.5

Noninterest-bearing funding sources
Deposits	$284.1				287.4				279.2				280.0				274.2
Other liabilities (3)	52.9				57.1				57.3				56.2				62.3
Total equity	174.5				169.6				165.1				164.7				160.4
Noninterest-bearing funding sources used to fund earning assets (3)	(349.9)				(352.5)				(341.2)				(337.8)				(327.4)

Net noninterest-bearing funding sources	$161.6				161.6				160.4				163.1				169.5

Total assets (3)	$1,525.9				1,505.7				1,446.9				1,427.2				1,402.9

(1)	Our average prime rate was 3.25% for quarters ended March 31, 2014, and December 31, September 30, June 30 and March 31, 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.24%, 0.24%, 0.26%, 0.28% and 0.29% for the same quarters, respectively.
(2)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(3)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

NONINTEREST INCOME

	Quarter ended March 31,		%

(in millions)	2014	2013	Change

Service charges on deposit accounts	$1,215	1,214	-%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,241	2,050	9
Trust and investment management	844	799	6
Investment banking	327	353	(7)

Total trust and investment fees	3,412	3,202	7

Card fees	784	738	6
Other fees:
Charges and fees on loans	367	384	(4)
Merchant transaction processing fees	172	154	12
Cash network fees	120	117	3
Commercial real estate brokerage commissions	72	45	60
Letters of credit fees	96	109	(12)
All other fees	220	225	(2)

Total other fees	1,047	1,034	1

Mortgage banking:
Servicing income, net	938	314	199
Net gains on mortgage loan origination/sales activities	572	2,480	(77)

Total mortgage banking	1,510	2,794	(46)

Insurance	432	463	(7)
Net gains from trading activities	432	570	(24)
Net gains on debt securities	83	45	84
Net gains from equity investments	847	113	650
Lease income	133	130	2
Life insurance investment income	132	145	(9)
All other	(17)	312	NM

Total	$10,010	10,760	(7)

NM - Not meaningful NONINTEREST EXPENSE

	Quarter ended March 31,		%

(in millions)	2014	2013	Change

Salaries	$3,728	3,663	2%
Commission and incentive compensation	2,416	2,577	(6)
Employee benefits	1,372	1,583	(13)
Equipment	490	528	(7)
Net occupancy	742	719	3
Core deposit and other intangibles	341	377	(10)
FDIC and other deposit assessments	243	292	(17)
Outside professional services	559	535	4
Outside data processing	241	233	3
Contract services	234	207	13
Travel and entertainment	219	213	3
Operating losses	159	157	1
Postage, stationery and supplies	191	199	(4)
Advertising and promotion	118	105	12
Foreclosed assets	132	195	(32)
Telecommunications	114	123	(7)
Insurance	125	137	(9)
Operating leases	50	48	4
All other	474	509	(7)

Total	$11,948	12,400	(4)

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONINTEREST INCOME

	Quarter ended

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Service charges on deposit accounts	$1,215	1,283	1,278	1,248	1,214
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,241	2,150	2,068	2,127	2,050
Trust and investment management	844	850	811	829	799
Investment banking	327	458	397	538	353

Total trust and investment fees	3,412	3,458	3,276	3,494	3,202

Card fees	784	827	813	813	738
Other fees:
Charges and fees on loans	367	379	390	387	384
Merchant transaction processing fees	172	172	169	174	154
Cash network fees	120	122	129	125	117
Commercial real estate brokerage commissions	72	129	91	73	45
Letters of credit fees	96	99	100	102	109
All other fees	220	218	219	228	225

Total other fees	1,047	1,119	1,098	1,089	1,034

Mortgage banking:
Servicing income, net	938	709	504	393	314
Net gains on mortgage loan origination/sales activities	572	861	1,104	2,409	2,480

Total mortgage banking	1,510	1,570	1,608	2,802	2,794

Insurance	432	453	413	485	463
Net gains from trading activities	432	325	397	331	570
Net gains (losses) on debt securities	83	(14)	(6)	(54)	45
Net gains from equity investments	847	654	502	203	113
Lease income	133	148	160	225	130
Life insurance investment income	132	125	154	142	145
All other	(17)	(86)	37	(150)	312

Total	$10,010	9,862	9,730	10,628	10,760

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Salaries	$3,728	3,811	3,910	3,768	3,663
Commission and incentive compensation	2,416	2,347	2,401	2,626	2,577
Employee benefits	1,372	1,160	1,172	1,118	1,583
Equipment	490	567	471	418	528
Net occupancy	742	732	728	716	719
Core deposit and other intangibles	341	375	375	377	377
FDIC and other deposit assessments	243	196	214	259	292
Outside professional services	559	754	623	607	535
Outside data processing	241	264	251	235	233
Contract services	234	261	241	226	207
Travel and entertainment	219	234	209	229	213
Operating losses	159	181	195	288	157
Postage, stationery and supplies	191	189	184	184	199
Advertising and promotion	118	165	157	183	105
Foreclosed assets	132	103	161	146	195
Telecommunications	114	118	116	125	123
Insurance	125	59	98	143	137
Operating leases	50	51	56	49	48
All other	474	518	540	558	509

Total	$11,948	12,085	12,102	12,255	12,400

Wells Fargo & Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

	Mar. 31,	Dec. 31,	%
(in millions, except shares)	2014	2013	Change

Assets
Cash and due from banks	$19,731	19,919	(1)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	222,781	213,793	4
Trading assets	63,753	62,813	1
Investment securities:
Available-for-sale, at fair value	252,665	252,007	-
Held-to-maturity, at cost (fair value $17,621 and $12,247)	17,662	12,346	43
Mortgages held for sale (includes $12,994 and $13,879 carried at fair value) (1)	16,233	16,763	(3)
Loans held for sale (includes $1 and $1 carried at fair value) (1)	91	133	(32)

Loans (includes $5,959 and $5,995 carried at fair value) (1)(2)	826,443	822,286	1
Allowance for loan losses	(13,695)	(14,502)	(6)

Net loans (2)	812,748	807,784	1

Mortgage servicing rights:
Measured at fair value	14,953	15,580	(4)
Amortized	1,219	1,229	(1)
Premises and equipment, net	9,020	9,156	(1)
Goodwill	25,637	25,637	-
Other assets (includes $1,933 and $1,386 carried at fair value) (1)	90,214	86,342	4

Total assets (2)	$1,546,707	1,523,502	2

Liabilities
Noninterest-bearing deposits	$294,863	288,117	2
Interest-bearing deposits	799,713	791,060	1

Total deposits	1,094,576	1,079,177	1
Short-term borrowings	57,061	53,883	6
Accrued expenses and other liabilities (2)	65,179	66,436	(2)
Long-term debt	153,422	152,998	-

Total liabilities (2)	1,370,238	1,352,494	1

Equity

Wells Fargo stockholders’ equity:
Preferred stock	17,179	16,267	6
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares and 5,481,811,474 shares	9,136	9,136	-
Additional paid-in capital	60,618	60,296	1
Retained earnings	96,368	92,361	4
Cumulative other comprehensive income	2,752	1,386	99
Treasury stock – 216,084,768 shares and 224,648,769 shares	(8,206)	(8,104)	1
Unearned ESOP shares	(2,193)	(1,200)	83

Total Wells Fargo stockholders’ equity	175,654	170,142	3
Noncontrolling interests	815	866	(6)

Total equity	176,469	171,008	3

Total liabilities and equity (2)	$1,546,707	1,523,502	2

(1)	Parenthetical amounts represent assets and liabilities for which we have elected the fair value option.
(2)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Assets
Cash and due from banks	$19,731	19,919	18,928	17,939	16,217
Federal funds sold, securities purchased under resale agreements and other short-term investments	222,781	213,793	182,036	148,665	143,804
Trading assets	63,753	62,813	60,203	58,619	62,274
Investment securities:
Available-for-sale, at fair value	252,665	252,007	259,399	249,439	248,160
Held-to-maturity, at cost	17,662	12,346	-	-	-
Mortgages held for sale	16,233	16,763	25,395	38,785	46,702
Loans held for sale	91	133	204	190	194

Loans (1)	826,443	822,286	809,135	799,867	798,362
Allowance for loan losses	(13,695)	(14,502)	(15,159)	(16,144)	(16,711)

Net loans (1)	812,748	807,784	793,976	783,723	781,651

Mortgage servicing rights:
Measured at fair value	14,953	15,580	14,501	14,185	12,061
Amortized	1,219	1,229	1,204	1,176	1,181
Premises and equipment, net	9,020	9,156	9,120	9,190	9,263
Goodwill	25,637	25,637	25,637	25,637	25,637
Other assets	90,214	86,342	94,262	90,908	87,886

Total assets (1)	$1,546,707	1,523,502	1,484,865	1,438,456	1,435,030

Liabilities
Noninterest-bearing deposits	$294,863	288,117	279,911	277,648	278,909
Interest-bearing deposits	799,713	791,060	761,960	743,937	731,824

Total deposits	1,094,576	1,079,177	1,041,871	1,021,585	1,010,733
Short-term borrowings	57,061	53,883	53,851	56,983	60,693
Accrued expenses and other liabilities (1)	65,179	66,436	69,118	72,736	74,018
Long-term debt	153,422	152,998	151,212	123,375	126,191

Total liabilities (1)	1,370,238	1,352,494	1,316,052	1,274,679	1,271,635

Equity
Wells Fargo stockholders’ equity:
Preferred stock	17,179	16,267	15,549	13,988	14,412
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,618	60,296	60,188	59,945	60,136
Retained earnings	96,368	92,361	88,625	84,923	81,264
Cumulative other comprehensive income	2,752	1,386	2,289	1,797	5,145
Treasury stock	(8,206)	(8,104)	(7,290)	(5,858)	(6,036)
Unearned ESOP shares	(2,193)	(1,200)	(1,332)	(1,510)	(1,971)

Total Wells Fargo stockholders’ equity	175,654	170,142	167,165	162,421	162,086
Noncontrolling interests	815	866	1,648	1,356	1,309

Total equity	176,469	171,008	168,813	163,777	163,395

Total liabilities and equity (1)	$1,546,707	1,523,502	1,484,865	1,438,456	1,435,030

(1)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$6,359	6,280	6,406	6,383	6,884
Securities of U.S. states and political subdivisions	44,140	42,536	42,293	40,890	40,456
Mortgage-backed securities:
Federal agencies	118,090	117,591	118,963	110,561	105,472
Residential and commercial	30,362	31,200	32,329	33,423	35,179

Total mortgage-backed securities	148,452	148,791	151,292	143,984	140,651
Other debt securities	50,253	51,015	55,828	55,425	57,390

Total available-for-sale debt securities	249,204	248,622	255,819	246,682	245,381
Marketable equity securities	3,461	3,385	3,580	2,757	2,779

Total available-for-sale securities	252,665	252,007	259,399	249,439	248,160

Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	5,861	-	-	-	-
Federal agency mortgage-backed securities	6,199	6,304	-	-	-
Other debt securities	5,602	6,042	-	-	-

Total held-to-maturity debt securities	17,662	12,346	-	-	-

Total investment securities	$270,327	264,353	259,399	249,439	248,160

FIVE QUARTER LOANS

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Commercial:
Commercial and industrial (1)	$196,768	193,811	188,593	186,692	184,039
Real estate mortgage	107,969	107,100	105,540	104,673	106,119
Real estate construction	16,615	16,747	16,413	16,442	16,650
Lease financing	11,841	12,034	11,688	11,766	12,402
Foreign (1)(2)	48,088	47,551	46,621	41,792	40,900

Total commercial (1)	381,281	377,243	368,855	361,365	360,110

Consumer:
Real estate 1-4 family first mortgage	259,478	258,497	254,924	252,841	252,307
Real estate 1-4 family junior lien mortgage	63,965	65,914	67,675	70,059	72,543
Credit card	26,061	26,870	25,448	24,815	24,120
Automobile	52,607	50,808	49,693	48,648	47,259
Other revolving credit and installment	43,051	42,954	42,540	42,139	42,023

Total consumer	445,162	445,043	440,280	438,502	438,252

Total loans (1)(3)	$826,443	822,286	809,135	799,867	798,362

(1)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(2)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower’s primary address is outside of the United States.
(3)	Includes $25.9 billion, $26.7 billion, $27.8 billion, $28.8 billion and $29.7 billion of purchased credit-impaired (PCI) loans at March 31, 2014, and December 31, September 30, June 30 and March 31, 2013, respectively. See the PCI loans table for detail of PCI loans.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Nonaccrual loans:
Commercial:
Commercial and industrial	$630	738	809	1,022	1,193
Real estate mortgage	2,030	2,252	2,496	2,708	3,098
Real estate construction	296	416	517	665	870
Lease financing	31	29	17	20	25
Foreign	40	40	47	40	56

Total commercial	3,027	3,475	3,886	4,455	5,242

Consumer:
Real estate 1-4 family first mortgage	9,357	9,799	10,450	10,705	11,320
Real estate 1-4 family junior lien mortgage	2,072	2,188	2,333	2,522	2,712
Automobile	161	173	188	200	220
Other revolving credit and installment	33	33	36	33	32

Total consumer	11,623	12,193	13,007	13,460	14,284

Total nonaccrual loans (1)(2)(3)	14,650	15,668	16,893	17,915	19,526

As a percentage of total loans (4)	1.77%	1.91	2.09	2.24	2.45
Foreclosed assets:
Government insured/guaranteed (5)	$2,302	2,093	1,781	1,026	969
Non-government insured/guaranteed	1,813	1,844	2,021	2,114	2,381

Total foreclosed assets	4,115	3,937	3,802	3,140	3,350

Total nonperforming assets	$18,765	19,605	20,695	21,055	22,876

As a percentage of total loans (4)	2.27%	2.38	2.56	2.63	2.87

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.
(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.
(3)	Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.
(4)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(5)	Consistent with regulatory reporting requirements, foreclosed real estate resulting from government insured/guaranteed loans are classified as nonperforming. Both principal and interest related to these foreclosed real estate assets are collectible because the loans were predominantly insured by the FHA or guaranteed by the VA. Previous enhancements to loan modification programs and release of an FHA foreclosure moratorium contributed to elevated levels of foreclosed assets in the latter half of 2013. As a result, the increase in balance at March 31, 2014, reflects an industry slowdown in meeting U.S. Department of Housing and Urban Development (HUD) conveyance requirements due to industry resource constraints to deal with the elevated levels, as well as other factors, including an increase in foreclosures in states with longer redemption periods, longer occupant evacuation periods, increased maintenance required for aging foreclosures and longer repair authorization periods.

Wells Fargo & Company and Subsidiaries

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$21,215	23,219	22,181	22,197	23,082
Less: FHA insured/guaranteed by the VA (2)(3)	19,405	21,274	20,214	20,112	20,745
Less: Student loans guaranteed under the FFELP (4)	860	900	917	931	977

Total, not government insured/guaranteed	$950	1,045	1,050	1,154	1,360

By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$11	11	125	37	47
Real estate mortgage	13	35	40	175	164
Real estate construction	69	97	1	4	47
Foreign	2	-	1	-	7

Total commercial	95	143	167	216	265

Consumer:
Real estate 1-4 family first mortgage (3)	333	354	383	476	563
Real estate 1-4 family junior lien mortgage (3)	88	86	89	92	112
Credit card	308	321	285	263	306
Automobile	41	55	48	32	33
Other revolving credit and installment	85	86	78	75	81

Total consumer	855	902	883	938	1,095

Total, not government insured/guaranteed	$950	1,045	1,050	1,154	1,360

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $4.3 billion, $4.5 billion, $4.9 billion, $5.4 billion and $5.8 billion, at March 31, 2014 and December 31, September 30, June 30 and March 31, 2013, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.
(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.
(3)	Includes mortgages held for sale 90 days or more past due and still accruing.
(4)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).

Wells Fargo & Company and Subsidiaries

PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to decreases in interest rate indices and changes in prepayment assumptions), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	March 31,	December 31,

(in millions)	2014	2013	2008

Commercial:
Commercial and industrial	$184	215	4,580
Real estate mortgage	1,098	1,136	5,803
Real estate construction	392	433	6,462
Foreign	531	720	1,859

Total commercial	2,205	2,504	18,704

Consumer:
Real estate 1-4 family first mortgage	23,530	24,100	39,214
Real estate 1-4 family junior lien mortgage	117	123	728
Automobile	-	-	151

Total consumer	23,647	24,223	40,093

Total PCI loans (carrying value)	$25,852	26,727	58,797

Wells Fargo & Company and Subsidiaries

CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS

The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference is established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$10,410	26,485	4,069	40,964

Addition of nonaccretable difference due to acquisitions	213	-	-	213

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(1,512)	-	-	(1,512)
Loans resolved by sales to third parties (2)	(308)	-	(85)	(393)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(1,605)	(3,897)	(823)	(6,325)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(6,933)	(17,884)	(2,961)	(27,778)

Balance, December 31, 2013	265	4,704	200	5,169

Addition of nonaccretable difference due to acquisitions	-	-	-	-

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(5)	-	-	(5)
Loans resolved by sales to third parties (2)	(14)	-	-	(14)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(101)	-	(9)	(110)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	-	-	21	21

Balance, March 31, 2014	$145	4,704	212	5,061

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases for settlements with borrowers due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.
(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.
(3)	Reclassification of nonaccretable difference to accretable yield for loans with increased cash flow estimates will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.
(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan. Also includes foreign exchange adjustments related to underlying principal for which the nonaccretable difference was established.

Wells Fargo & Company and Subsidiaries

CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•	Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)

Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	132
Accretion into interest income (1)	(11,184)
Accretion into noninterest income due to sales (2)	(393)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	6,325
Changes in expected cash flows that do not affect nonaccretable difference (3)	12,065

Balance, December 31, 2013	17,392
Addition of accretable yield due to acquisitions	-
Accretion into interest income (1)	(375)
Accretion into noninterest income due to sales (2)	(35)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	110
Changes in expected cash flows that do not affect nonaccretable difference (3)	(6)

Balance, March 31, 2014	$17,086

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.
(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.
(3)	Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES

When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	1,641	-	107	1,748
Charge-offs	(1,615)	-	(103)	(1,718)

Balance, December 31, 2013	26	-	4	30
Provision for losses due to credit deterioration / (reversal of provision)	(5)	-	1	(4)
Charge-offs	(3)	-	(2)	(5)

Balance, March 31, 2014	$18	-	3	21

Wells Fargo & Company and Subsidiaries

PICK-A-PAY PORTFOLIO (1)

	March 31, 2014

	PCI loans				All other loans

(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)

California	$19,459	88%	$16,029	71%	$12,781	64%
Florida	2,329	97	1,813	69	2,667	78
New Jersey	995	86	878	69	1,710	74
New York	596	83	542	68	776	72
Texas	258	69	229	60	1,040	55
Other states	4,587	88	3,801	71	7,267	74

Total Pick-a-Pay loans	$28,224		$23,292		$26,241

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2014.
(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.
(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.
(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.
(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Commercial:
Legacy Wachovia commercial and industrial, commercial real estate and foreign PCI loans (1)	$1,720	2,013	2,342	2,532	2,770

Total commercial	1,720	2,013	2,342	2,532	2,770

Consumer:
Pick-a-Pay mortgage (1)	49,533	50,971	52,805	54,755	56,608
Liquidating home equity	3,505	3,695	3,911	4,173	4,421
Legacy Wells Fargo Financial indirect auto	132	207	299	428	593
Legacy Wells Fargo Financial debt consolidation	12,545	12,893	13,281	13,707	14,115
Education Finance-government guaranteed	10,204	10,712	11,094	11,534	11,922
Legacy Wachovia other PCI loans (1)	355	375	406	435	462

Total consumer	76,274	78,853	81,796	85,032	88,121

Total non-strategic and liquidating loan portfolios	$77,994	80,866	84,138	87,564	90,891

(1)	Net of purchase accounting adjustments related to PCI loans.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Balance, beginning of quarter	$14,971	15,647	16,618	17,193	17,477
Provision for credit losses	325	363	75	652	1,219
Interest income on certain impaired loans (1)	(56)	(55)	(63)	(73)	(73)
Loan charge-offs:
Commercial:
Commercial and industrial	(158)	(199)	(151)	(184)	(181)
Real estate mortgage	(20)	(37)	(44)	(49)	(60)
Real estate construction	(1)	(10)	(6)	(7)	(5)
Lease financing	(4)	(3)	(3)	(24)	(3)
Foreign	(5)	(4)	(4)	(8)	(11)

Total commercial	(188)	(253)	(208)	(272)	(260)

Consumer:
Real estate 1-4 family first mortgage	(223)	(269)	(303)	(392)	(475)
Real estate 1-4 family junior lien mortgage	(249)	(291)	(345)	(428)	(514)
Credit card	(267)	(251)	(239)	(266)	(266)
Automobile	(180)	(182)	(153)	(126)	(164)
Other revolving credit and installment	(177)	(195)	(191)	(185)	(182)

Total consumer	(1,096)	(1,188)	(1,231)	(1,397)	(1,601)

Total loan charge-offs	(1,284)	(1,441)	(1,439)	(1,669)	(1,861)

Loan recoveries:
Commercial:
Commercial and industrial	113	92	93	107	88
Real estate mortgage	42	78	64	54	31
Real estate construction	24	23	23	52	39
Lease financing	3	3	3	6	4
Foreign	1	4	6	9	8

Total commercial	183	200	189	228	170

Consumer:
Real estate 1-4 family first mortgage	53	74	61	64	46
Real estate 1-4 family junior lien mortgage	57	65	70	69	65
Credit card	36	31	32	32	31
Automobile	90	74	75	84	88
Other revolving credit and installment	40	34	37	40	42

Total consumer	276	278	275	289	272

Total loan recoveries	459	478	464	517	442

Net loan charge-offs	(825)	(963)	(975)	(1,152)	(1,419)

Allowances related to business combinations/other	(1)	(21)	(8)	(2)	(11)

Balance, end of quarter	$14,414	14,971	15,647	16,618	17,193

Components:
Allowance for loan losses	$13,695	14,502	15,159	16,144	16,711
Allowance for unfunded credit commitments	719	469	488	474	482

Allowance for credit losses	$14,414	14,971	15,647	16,618	17,193

Net loan charge-offs (annualized) as a percentage of average total loans	0.41%	0.47	0.48	0.58	0.72
Allowance for loan losses as a percentage of:
Total loans (2)	1.66	1.76	1.87	2.02	2.09
Nonaccrual loans	93	93	90	90	86
Nonaccrual loans and other nonperforming assets	73	74	73	77	73
Allowance for credit losses as a percentage of:
Total loans (2)	1.74	1.82	1.93	2.08	2.15
Nonaccrual loans	98	96	93	93	88
Nonaccrual loans and other nonperforming assets	77	76	76	79	75

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company

FIVE QUARTER RISK-BASED CAPITAL COMPONENTS

			Under Basel III (General Approach) (1)	Under Basel I

(in billions)			Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Total equity			$176.5	171.0	168.8	163.8	163.4
Noncontrolling interests			(0.8)	(0.9)	(1.6)	(1.4)	(1.3)

Total Wells Fargo stockholders’ equity			175.7	170.1	167.2	162.4	162.1

Adjustments:
Preferred stock			(15.2)	(15.2)	(14.3)	(12.6)	(12.6)
Cumulative other comprehensive income (2)			(2.2)	(1.4)	(2.2)	(1.8)	(5.1)
Goodwill and other intangible assets (2)(3)			(25.6)	(29.6)	(29.8)	(30.0)	(30.2)
Investment in certain subsidiaries and other			-	(0.4)	(0.6)	(0.5)	(0.6)

Common Equity Tier 1 (1)(4)	(A	)	132.7	123.5	120.3	117.5	113.6

Preferred stock			15.2	15.2	14.3	12.6	12.6
Qualifying hybrid securities and noncontrolling interests			-	2.0	2.9	2.9	2.9
Other			(0.3)	-	-	-	-

Total Tier 1 capital			147.6	140.7	137.5	133.0	129.1

Long-term debt and other instruments qualifying as Tier 2			21.7	20.5	18.9	18.0	18.4
Qualifying allowance for credit losses			14.0	14.3	14.3	13.8	13.8
Other			0.2	0.7	0.6	0.2	0.3

Total Tier 2 capital			35.9	35.5	33.8	32.0	32.5

Total qualifying capital	(B	)	$183.5	176.2	171.3	165.0	161.6

Basel I (General Approach) RWAs (5)(6):
Credit risk			$1,118.7	1,105.2	1,099.2	1,061.1	1,056.5
Market risk			49.7	36.3	35.9	36.3	37.8

Total Basel I (General Approach) RWAs	(C	)	$1,168.4	1,141.5	1,135.1	1,097.4	1,094.3

Capital Ratios (6):
Common equity tier 1 to total RWAs	(A	)/(C)	11.36%	10.82	10.60	10.71	10.39
Total capital to total RWAs	(B	)/(C)	15.70	15.43	15.09	15.03	14.76

(1)	Basel III revises the definition of capital, increases minimum capital ratios, and introduces a minimum Common Equity Tier 1 ratio. These changes are being phased in effective January 1, 2014 through the end of 2021 and the capital ratios will be determined using Basel I (General Approach) RWAs during 2014.
(2)	Under transition provisions to Basel III, cumulative other comprehensive income (previously deducted under Basel I) is included in Common Equity Tier 1 over a specified phase-in period. In addition, certain intangible assets includable in Common Equity Tier 1 are phased out over a specified period.
(3)	Goodwill and other intangible assets are net of any associated deferred tax liabilities.
(4)	Common Equity Tier 1 (formerly Tier 1 common equity under Basel I) is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Common Equity Tier 1 along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(5)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWAs.
(6)	The Company’s March 31, 2014, RWAs and capital ratios are preliminary.

COMMON EQUITY TIER 1 UNDER BASEL III (ADVANCED APPROACH, FULLY PHASED-IN) (1) (2)

(in billions)		Mar. 31, 2014

Common Equity Tier 1 (transition amount) under Basel III		$132.7

Adjustments from transition amount to fully phased-in under Basel III (3):
Cumulative other comprehensive income		2.8
Other		(3.4)

Total adjustments		(0.6)

Common Equity Tier 1 (fully phased-in) under Basel III	(C)	$132.1

Total RWAs anticipated under Basel III (4)	(D)	$1,315.2

Common Equity Tier 1 to total RWAs anticipated under Basel III (Advanced Approach, fully phased-in)	(C)/(D)	10.04%

(1)	Common Equity Tier 1 is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Common Equity Tier 1 along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	The Basel III Common Equity Tier 1 and RWAs are estimated based on the Basel III capital rules adopted July 2, 2013, by the FRB. The rules establish a new comprehensive capital framework for U.S. banking organizations that implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in effective January 1, 2014 through the end of 2021.
(3)	Assumes cumulative other comprehensive income is fully phased in and certain other intangible assets are fully phased out under Basel III capital rules.
(4)	The final Basel III capital rules provide for two capital frameworks: the Standardized Approach intended to replace Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we will be subject to the lower of our Common Equity Tier 1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Accordingly, the estimate of RWAs has been determined under the Advanced Approach because management expects RWAs to be higher using the Advanced Approach, and thus result in a lower Common Equity Tier 1, compared with the Standardized Approach. Basel III capital rules adopted by the Federal Reserve Board incorporate different classification of assets, with risk weights based on Wells Fargo’s internal models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended

(income/expense in millions, average balances in billions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

COMMUNITY BANKING
Net interest income (2)	$7,275	7,225	7,244	7,251	7,119
Provision for credit losses	419	490	240	763	1,262
Noninterest income	5,318	5,029	5,000	5,691	5,780
Noninterest expense	6,774	7,073	7,060	7,213	7,377

Income before income tax expense	5,400	4,691	4,944	4,966	4,260
Income tax expense	1,376	1,373	1,505	1,633	1,288

Net income before noncontrolling interests	4,024	3,318	3,439	3,333	2,972
Less: Net income from noncontrolling interests	180	96	98	88	48

Segment net income	$3,844	3,222	3,341	3,245	2,924

Average loans	$505.0	502.5	497.7	498.2	498.9
Average assets	892.6	883.6	836.6	820.9	799.6
Average core deposits	626.5	620.2	618.2	623.0	619.2

WHOLESALE BANKING
Net interest income (2)	$2,891	3,133	3,059	3,101	3,005
Reversal of provision for credit losses	(93)	(125)	(144)	(118)	(58)
Noninterest income	2,689	2,839	2,812	3,034	3,081
Noninterest expense	3,215	3,020	3,084	3,183	3,091

Income before income tax expense	2,458	3,077	2,931	3,070	3,053
Income tax expense	714	960	952	1,065	1,007

Net income before noncontrolling interests	1,744	2,117	1,979	2,005	2,046
Less: Net income from noncontrolling interests	2	6	6	1	1

Segment net income	$1,742	2,111	1,973	2,004	2,045

Average loans (4)	$301.9	294.6	287.7	285.1	283.1
Average assets (4)	517.4	509.0	498.1	498.1	494.7
Average core deposits	259.0	258.5	235.3	230.5	224.1

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$768	770	749	700	669
Provision (reversal of provision) for credit losses	(8)	(11)	(38)	19	14
Noninterest income	2,700	2,668	2,558	2,561	2,528
Noninterest expense	2,711	2,655	2,619	2,542	2,639

Income before income tax expense	765	794	726	700	544
Income tax expense	290	302	275	266	207

Net income before noncontrolling interests	475	492	451	434	337
Less: Net income from noncontrolling interests	-	1	1	-	-

Segment net income	$475	491	450	434	337

Average loans	$50.0	48.4	46.7	45.4	43.8
Average assets	190.6	185.3	180.8	177.1	180.3
Average core deposits	156.0	153.9	150.6	146.4	149.4

OTHER (3)
Net interest income (2)	$(319)	(325)	(304)	(302)	(294)
Provision (reversal of provision) for credit losses	7	9	17	(12)	1
Noninterest income	(697)	(674)	(640)	(658)	(629)
Noninterest expense	(752)	(663)	(661)	(683)	(707)

Loss before income tax benefit	(271)	(345)	(300)	(265)	(217)
Income tax benefit	(103)	(131)	(114)	(101)	(82)

Net loss before noncontrolling interests	(168)	(214)	(186)	(164)	(135)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(168)	(214)	(186)	(164)	(135)

Average loans	$(33.1)	(32.2)	(30.0)	(30.3)	(29.1)
Average assets	(74.7)	(72.1)	(68.5)	(68.9)	(71.7)
Average core deposits	(67.7)	(66.8)	(63.8)	(63.8)	(66.8)

CONSOLIDATED COMPANY
Net interest income (2)	$10,615	10,803	10,748	10,750	10,499
Provision for credit losses	325	363	75	652	1,219
Noninterest income	10,010	9,862	9,730	10,628	10,760
Noninterest expense	11,948	12,085	12,102	12,255	12,400

Income before income tax expense	8,352	8,217	8,301	8,471	7,640
Income tax expense	2,277	2,504	2,618	2,863	2,420

Net income before noncontrolling interests	6,075	5,713	5,683	5,608	5,220
Less: Net income from noncontrolling interests	182	103	105	89	49

Wells Fargo net income	$5,893	5,610	5,578	5,519	5,171

Average loans (4)	$823.8	813.3	802.1	798.4	796.7
Average assets (4)	1,525.9	1,505.8	1,447.0	1,427.2	1,402.9
Average core deposits	973.8	965.8	940.3	936.1	925.9

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(3)	Includes corporate items not specific to a business segment and the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for wealth management customers provided in Community Banking stores.
(4)	Prior period financial information has been revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

MSRs measured using the fair value method:

Fair value, beginning of quarter	$15,580	14,501	14,185	12,061	11,538

Servicing from securitizations or asset transfers	289	520	954	1,060	935
Sales	-	-	-	(160)	(423)

Net additions	289	520	954	900	512

Changes in fair value:

Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (1)	(509)	1,048	61	2,223	1,030
Servicing and foreclosure costs (2)	(34)	(54)	(34)	(82)	(58)
Prepayment estimates and other (3)	102	(11)	(240)	(274)	(211)

Net changes in valuation model inputs or assumptions	(441)	983	(213)	1,867	761

Other changes in fair value (4)	(475)	(424)	(425)	(643)	(750)

Total changes in fair value	(916)	559	(638)	1,224	11

Fair value, end of quarter	$14,953	15,580	14,501	14,185	12,061

(1)	Primarily represents prepayment speed changes due to changes in mortgage interest rates, but also includes other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).
(2)	Includes costs to service and unreimbursed foreclosure costs.
(3)	Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior that occur independent of interest rate changes.
(4)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Amortized MSRs:

Balance, beginning of quarter	$1,229	1,204	1,176	1,181	1,160
Purchases	40	64	59	26	27
Servicing from securitizations or asset transfers	14	28	32	31	56
Amortization	(64)	(67)	(63)	(62)	(62)

Balance, end of quarter	1,219	1,229	1,204	1,176	1,181

Fair value of amortized MSRs:

Beginning of quarter	$1,575	1,525	1,533	1,404	1,400
End of quarter	1,624	1,575	1,525	1,533	1,404

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Servicing income, net:
Servicing fees (1)	$1,070	934	966	1,030	997
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(441)	983	(213)	1,867	761
Other changes in fair value (3)	(475)	(424)	(425)	(643)	(750)

Total changes in fair value of MSRs carried at fair value	(916)	559	(638)	1,224	11
Amortization	(64)	(67)	(63)	(62)	(62)
Net derivative gains (losses) from economic hedges (4)	848	(717)	239	(1,799)	(632)

Total servicing income, net	$938	709	504	393	314

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$407	266	26	68	129

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,470	1,485	1,494	1,487	1,486
Owned loans serviced	337	338	344	358	367
Subservicing	5	6	6	6	7

Total residential servicing	1,812	1,829	1,844	1,851	1,860

Commercial mortgage servicing:
Serviced for others	424	419	416	409	404
Owned loans serviced	108	107	106	105	106
Subservicing	7	7	11	11	14

Total commercial servicing	539	533	533	525	524

Total managed servicing portfolio	$2,351	2,362	2,377	2,376	2,384

Total serviced for others	$1,894	1,904	1,910	1,896	1,890
Ratio of MSRs to related loans serviced for others	0.85%	0.88	0.82	0.81	0.70
Weighted-average note rate (mortgage loans serviced for others)	4.51	4.52	4.54	4.59	4.69

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

(in billions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Application data:
Wells Fargo first mortgage quarterly applications	$60	65	87	146	140
Refinances as a percentage of applications	39%	42	36	54	65
Wells Fargo first mortgage unclosed pipeline, at quarter end	$27	25	35	63	74

Residential real estate originations:
Wells Fargo first mortgage loans:
Retail	$20	26	44	62	59
Correspondent/Wholesale	16	23	35	50	49
Other (1)	-	1	1	-	1

Total quarter-to-date	$36	50	80	112	109

Total year-to-date	$36	351	301	221	109

(1)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries

CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended

(in millions)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Balance, beginning of period	$899	1,421	2,222	2,317	2,206
Provision for repurchase losses:
Loan sales	10	16	28	40	59
Change in estimate (1)	(4)	10	-	25	250

Total additions	6	26	28	65	309

Losses (2)	(106)	(548)	(829)	(160)	(198)

Balance, end of period	$799	899	1,421	2,222	2,317

(1)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.
(2)	Quarter ended September 30, 2013, reflects $746 million as a result of the agreement with Freddie Mac that substantially resolves all repurchase liabilities related to loans sold to Freddie Mac prior to January 1, 2009. Quarter ended December 31, 2013, reflects $508 million as a result of the agreement with Fannie Mae that substantially resolves all repurchase liabilities related to loans sold to Fannie Mae that were originated prior to January 1, 2009.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities (1)	Private	Mortgage insurance rescissions with no demand (2)	Total

March 31, 2014
Number of loans	599	391	409	1,399
Original loan balance (3)	$126	89	90	305

December 31, 2013
Number of loans	674	2,260	394	3,328
Original loan balance (3)	$124	497	87	708

September 30, 2013
Number of loans	4,422	1,240	385	6,047
Original loan balance (3)	$958	264	87	1,309

June 30, 2013
Number of loans	6,313	1,206	561	8,080
Original loan balance (3)	$1,413	258	127	1,798

March 31, 2013
Number of loans	5,910	1,278	652	7,840
Original loan balance (3)	$1,371	278	145	1,794

(1)	Includes repurchase demands of 25 and $3.2 million, 42 and $6 million, 1,247 and $225 million, 942 and $190 million, and 674 and $147 million at March 31, 2014, and December 31, September 30, June 30 and March 31, 2013, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller.
(2)	As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private).
(3)	While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.